UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

PERRIGO COMPANY PLC

(Exact name of registrant as specified in its charter)

Ireland	333-190859	Not Applicable
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Sir John Rogerson’s Quay, Dublin 2 Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +353 1 6040031

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 26, 2013, the Registrant amended and restated its Memorandum and Articles of Association in order to effect its transition into an Irish public limited company. The amendment and restatement included (i) changes to conform the Memorandum and Articles of Association to the summaries thereof contained in the definitive joint proxy statement/prospectus included in the Registrant’s registration statement on Form S-4 (File No. 333-190859), the description of which is incorporated herein by reference, and (ii) an amendment to Article 116 of the Articles of Association to provide that should the directors schedule an extraordinary general meeting, in its discretion, the board may determine that all directors retire from office and be re-eligible for re-election at any such extraordinary general meeting. The Amended and Restated Memorandum and Articles of Association of Perrigo Company plc are filed herewith as Exhibit 4.1 and are incorporated herein by reference.

Irish Takeover Rules

The Perrigo directors accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the Perrigo directors (who have taken all reasonable care to ensure that such is the case), the information in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

Persons interested in 1% or more of any relevant securities in Perrigo or Elan may have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007 (as amended).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Memorandum and Articles of Association of Perrigo Company plc as amended and restated.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY PUBLIC LIMITED COMPANY (Registrant)

	By:	/s/ Todd W. Kingma
Dated: December 3, 2013		Todd W. Kingma
Director

Exhibit Index

Exhibit 4.1 – Memorandum and Articles of Association of Perrigo Company plc as amended and restated.